Exhibit 99.1

News Release

Wabtec Plans To Acquire Faiveley Transport

Strategic Combination To Expand Geographic Presence,

Broaden Capabilities and Enhance Product Innovation

WILMERDING, PA, July 27, 2015 – Wabtec Corporation (NYSE: WAB) plans to acquire Faiveley Transport S.A. (Euronext Paris: LEY), a leading global provider of value-added, integrated systems and services for the railway industry with annual sales of about $1.2 billion.

The transaction, which is subject to various conditions, including labor group consultations and other regulatory requirements, has been structured in three steps:

•	Wabtec has made an irrevocable offer to the owners of approximately 51% of Faiveley Transport’s shares for a purchase price of €100 per share, payable 25% in cash and 75% in Wabtec preferred stock. The preferred stock will have a 1% annual dividend or, if greater, the dividend assuming full conversion into common shares, and must be converted after three years into Wabtec common shares at an implied ratio of one Faiveley Transport common share for 1.125 Wabtec common shares. Shareholders owning 51% of Faiveley Transport have entered into exclusive discussions with Wabtec.

•	Upon completion of required labor group consultations, Wabtec expects that the 51% shareholders will enter into a definitive share purchase agreement and Faiveley Transport will enter into a transaction agreement with Wabtec.

•	Upon completing the share purchase, Wabtec will commence a tender offer for the remaining publicly traded Faiveley Transport shares. The public shareholders will have the option to elect to receive €100 per share or Wabtec preferred stock. The preferred stock portion of the consideration is subject to a cap of 75% of Faiveley Transport’s common shares. Wabtec intends to delist Faiveley Transport from Euronext after the tender offer if minority interests represent less than 5%.

The total purchase price is about $1.8 billion, including assumed debt. Wabtec plans to fund the cash portion of the transaction with cash on hand, existing credit facilities and potentially other debt financing.

The strategic combination of Wabtec and Faiveley Transport will create one of the world’s largest public rail equipment companies, with revenues of about $4.5 billion and a presence in all key freight rail and passenger transit geographies worldwide. Wabtec expects to realize at least €40 million in annual pre-tax synergies from the combination, and the transaction is expected to be accretive to Wabtec’s earnings per diluted share in 2016.

Tim Wesley	Phone: 412.825.1543	Wabtec Corporation
	E-mail: twesley@wabtec.com	1001 Air Brake Avenue
	Website: www.wabtec.com	Wilmerding, PA 15148

News Release

Albert J. Neupaver, Wabtec’s executive chairman, said: “Faiveley Transport is an excellent strategic fit, expanding our geographic presence considerably, broadening our product and service capabilities, and enhancing our technology and innovation initiatives, all of which will make us a more efficient global competitor. We are excited by the compelling opportunities and synergies created from the combination of two rail industry leaders with historic ties, a commitment to growth and efficiency, and a focus on technology, quality and customer service. We would be pleased to welcome the Faiveley family as a long-term Wabtec shareholder with representation on our Board of Directors.”

Faiveley Transport’s headquarters in Gennevilliers, France will become Wabtec’s global transit headquarters, under the Faiveley Transport brand name. Wabtec also intends to maintain the existing Faiveley Transport human resources policy in Europe for a period of at least 18 months after closing and to complement the company’s existing Centers of Competencies for engineering and research and development, in line with Faiveley Transport’s 2018 Strategic Plan presented in May 2015.

Founded more than 90 years ago, Faiveley Transport has more than 5,700 employees in 24 countries and generated record sales of about $1.2 billion in its most recent fiscal year. In 2005, Faiveley Transport purchased SAB WABCO, a leading supplier of braking equipment formerly affiliated with Wabtec. Today, Faiveley Transport supplies railway manufacturers, operators and maintenance providers with a range of valued-added, technology-based systems and services in Energy & Comfort (air conditioning, power collectors and converters, and passenger information), Access & Mobility (passenger access systems and platform doors), and Brakes & Safety (braking systems and couplers).

Raymond T. Betler, Wabtec’s president and chief executive officer, said: “Faiveley Transport brings to Wabtec many complementary products, a strong presence in the European and Asian transit industries, and solid relationships with blue-chip, global customers. Together, we expect to strengthen our ability to help our customers improve their safety, productivity and efficiency. We look forward to working with the Faiveley Transport team to ensure a successful combination for all stakeholders.”

Upon completion of the transaction, Stéphane Rambaud-Measson, current chairman of the Management Board and chief executive officer of Faiveley Transport, will join Wabtec as president and chief executive officer of Wabtec’s Faiveley Transport group and as Wabtec corporate executive vice president, reporting to Betler.

Tim Wesley	Phone: 412.825.1543	Wabtec Corporation
	E-mail: twesley@wabtec.com	1001 Air Brake Avenue
	Website: www.wabtec.com	Wilmerding, PA 15148

News Release

Rambaud-Measson said: “The combination of our operations with Wabtec would be an excellent strategic move for Faiveley Transport. Our complementarity is remarkable, both in terms of product portfolios and geographies. This transaction would enable us to pursue our ambition to become a global leader in railway equipment and services for the passenger transit market. Faiveley Transport would double in size with the contribution of Wabtec’s transit division thus enlarging the French industrial footprint of the group. The strong commitment of the Faiveley family as long-term shareholders is a testimony of the powerful industrial rationale of the proposed combination.”

Wabtec Corporation, with more than 13,000 employees in more than 20 countries and annual sales of about $3.3 billion, is a global provider of value-added, technology-based products and services for freight rail, passenger transit and other industrial segments. The company manufactures a range of products for locomotives, freight cars and passenger transit vehicles, new switcher and commuter locomotives and provides aftermarket services.

UBS Investment Bank and DC Advisory are serving as financial advisors to Wabtec, and Jones Day is acting as legal advisor.

Investor Call

Wabtec will host a call with analysts and investors at 9:30 am, U.S. Eastern Time today. To listen, go to www.wabtec.com and click on the “Webcasts” tab in the “Investor Relations” section. To view a copy of the presentation that will be discussed during the call, click on the “Press Releases” tab under “Corporate Information” and click on the press release titled “Wabtec Plans To Acquire Faiveley Transport.” The presentation will be included at the end of the press release on the website.

Forward-Looking Statements

Statements contained in this press release which are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements and certain information contained in the release involve risks and uncertainties that could result in actual results differing materially from expected results, including Wabtec’s proposed acquisition of Faiveley Transport, which is subject to regulatory and other conditions, the timing of the transaction and benefits expected to be derived therefrom. Forward-looking statements represent Wabtec’s expectations and beliefs concerning future events, based on information available to Wabtec as of the date of this release. Wabtec undertakes no obligation to publicly update and revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release. Additional information regarding these and other factors is contained in Wabtec’s SEC filings, including without limitation Wabtec’s Form 10-K and Form 10-Q filings.

Tim Wesley	Phone: 412.825.1543	Wabtec Corporation
	E-mail: twesley@wabtec.com	1001 Air Brake Avenue
	Website: www.wabtec.com	Wilmerding, PA 15148

News Release

Certain Legal Matters

This communication is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this press release or otherwise.

The distribution of this communication in jurisdictions outside the U.S. or France may be restricted by law or regulation and therefore any person who comes into possession of this communication should inform themselves about, and comply with, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws or regulations of any such relevant jurisdiction.

Faiveley Transport is incorporated in France and listed on Euronext Paris and any offer for its securities will be subject to French disclosure and procedural requirements, which differ from those that are applicable to offers conducted solely in the U.S., including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments. The transactions described above will be structured to comply with French and U.S. securities laws and regulations applicable to transactions of this type.

In connection with the proposed transaction, Wabtec intends (if required by law) to file a registration statement with the SEC registering preferred shares. Faiveley Transport shareholders are urged to read the prospectus and/or information statement that will be included in the registration statements and any other relevant documents when they become available, and Wabtec shareholders are urged to read the information statement and any other relevant documents when they become available, because they will contain important information about Wabtec, Faiveley Transport and the proposed transaction. The documents relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The documents (when they are available) can also be obtained free of charge from Wabtec upon written request to Wabtec, 1001 Air Brake Avenue, Wilmerding, PA 15148 or by calling 412-825-1543.

No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Tim Wesley	Phone: 412.825.1543	Wabtec Corporation
	E-mail: twesley@wabtec.com	1001 Air Brake Avenue
	Website: www.wabtec.com	Wilmerding, PA 15148